Exhibit 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the reference to our firm in the Registration Statement on Form S-8 and the related Prospectus pertaining to the Organic, Inc. 2000 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated March 1, 2000 with respect to the financial statements of Organic, Inc., which appear in Organic, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 15, 2000